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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184162

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering is not permitted.

Subject to Completion, Dated August 4, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 28, 2012)

8,600,000 Shares

American Equity Investment Life Holding Company

Common Stock

         This is a public offering of common stock, par value $1 per share, of American Equity Investment Life Holding Company. We are offering 4,300,000 shares of our common stock, and we have entered into a forward sale agreement with Royal Bank of Canada, which we refer to, in such capacity, as the forward counterparty. The forward counterparty or its affiliate will borrow from third parties and sell to the underwriters 4,300,000 shares of our common stock. We will not initially receive any proceeds from the sale of shares of our common stock by the forward counterparty to the underwriters.

         The forward sale agreement will cover a number of shares of our common stock equal to the number of shares that the forward counterparty or its affiliate will borrow from third parties and sell to the underwriters for sale in this offering. If we elect to physically settle the forward sale agreement, we will issue shares of our common stock to the forward counterparty and receive from the forward counterparty a cash amount per share equal to the public offering price per share, less the underwriting discount, each as shown below, subject to certain adjustments pursuant to the forward sale agreement. We will only receive the cash proceeds described above if we elect to physically settle the forward sale agreement. However, we may, in certain circumstances, elect to cash or net share settle all or any portion of the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

         Our common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "AEL." On August 3, 2015, the last reported sale price of our common stock was $29.17 per share.

         Investing in our common stock involves risks. See "Risk Factors" beginning on page S-17 of this prospectus supplement.

         Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions (1)	$	$

Proceeds, before expenses, to us (2)	$	$

(1)
See "Underwriting."

(2)
We expect to receive aggregate net proceeds from the sale of our common stock, before estimated expenses, of approximately $            , including from the initial issuance and sale by us of 4,300,000 shares of our common stock to the underwriters and upon full physical settlement of the forward sale agreement. For the purposes of calculating the aggregate net proceeds, before expenses, to us, we have assumed that the forward sale agreement is physically settled in whole based on the initial forward sale price of $            per share. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

         The underwriters have been granted an option to purchase up to 1,290,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward counterparty or its affiliate, at the public offering price per share less the underwriting discounts and commissions. See "Underwriting—Option to Purchase Additional Shares."

         Delivery of the shares in this offering against payment is expected to be made on or about                                    , 2015.

Joint Book-Running Managers

RBC Capital Markets	J.P. Morgan

Citigroup	FBR	Raymond James	SunTrust Robinson Humphrey

Co-Manager

Sandler O'Neill + Partners, L.P.

The date of this prospectus supplement is                                    , 2015.

        We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus prepared by us. We have not, and the underwriters and the forward counterparty (or the forward counterparty's affiliate) have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. We are not, and the underwriters and the forward counterparty (or the forward counterparty's affiliate) are not, making an offer of these securities in any state where the offer is not permitted. In addition, we are not, and the underwriters and the forward counterparty (or the forward counterparty's affiliate) are not, making an offer of these securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC, as amended) (each, a "Relevant Member State"), except in circumstances where such offer shall not result in a requirement for us, any underwriter or the forward counterparty (or the forward counterparty's affiliate) to publish a prospectus pursuant to Article 3 of the Prospectus Directive, provided that the securities can otherwise be lawfully marketed or sold in compliance with the applicable rules and regulations of each such Relevant Member State. The information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents, regardless of the time of delivery of this prospectus supplement or of any such shares of our common stock. Information in this prospectus supplement updates and modifies the information in the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of common stock. The second part is the accompanying prospectus, dated September 28, 2012, which is part of our Registration Statement on Form S-3.

        This prospectus supplement adds to, updates and/or changes certain of the information in the accompanying prospectus and the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, the information in this prospectus supplement will apply and will supersede the information in the accompanying prospectus or the documents incorporated by reference herein, as the case may be.

        It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision regarding our common stock. You should also read and consider the information in the documents to which we have referred you in "Where you can find more information" in this prospectus supplement and the accompanying prospectus.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any shares of our common stock and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting."

        Unless otherwise stated or the context otherwise requires, as used in this prospectus supplement, all references to "American Equity," the "Company," "we," "our" and similar references are to American Equity Investment Life Holding Company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "should," "goal," "target," "objective" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. The "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 (our "2014 Annual Report on Form 10-K") (and any updates of such section in any subsequent filings incorporated by reference herein), provides examples of risks, uncertainties and events that could cause

S-i

our actual results to differ materially from the expectations expressed in our forward-looking statements. Other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC.

        Other factors and assumptions not identified above are also relevant to the forward-looking statements, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combinations of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in reports we file with the SEC.

MARKET SHARE, RANKING, INDUSTRY DATA AND FORECASTS

        This prospectus supplement and the accompanying prospectus include market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the included information may not be accurate or complete. While we are not aware of any misstatements regarding the industry data presented in this prospectus supplement and the accompanying prospectus, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon by those sources. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained in this prospectus supplement and the accompanying prospectus.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our annual, quarterly and current reports, any proxy statements and other information at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC, unless specifically stated otherwise. We incorporate by reference the following documents (each with SEC file number 001-31911):

  •
  Our 2014 Annual Report on Form 10-K;

  •
  The information specifically incorporated by reference into our 2014 Annual Report on Form 10-K from our definitive Proxy Statement for the 2015 Annual Meeting of Shareholders;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015 (our "First Quarter 2015 Quarterly Report on Form 10-Q");

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  Our Current Report on Form 8-K, dated February 24, 2015, filed on February 25, 2015;

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  Our Current Report on Form 8-K, dated June 4, 2015, filed on June 16, 2015; and

  •
  The description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        Also, all documents we file with the SEC under File No. 001-31911 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus supplement and prior to termination of the offering to which this prospectus supplement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-iii

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Corporate Secretary
Tel: (515) 221-0002

S-iv

 SUMMARY

        This summary highlights information more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks set forth under the caption "Risk Factors" included in this prospectus supplement, the accompanying prospectus, our 2014 Annual Report on Form 10-K and our First Quarter 2015 Quarterly Report on Form 10-Q, as well as the historical consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common stock.

The Company

        We are a leader in the development and sale of fixed index and fixed rate annuity products. We are licensed to sell fixed index and fixed rate annuities and life insurance in all 50 states and the District of Columbia. Our business consists primarily of the sale of fixed index and fixed rate annuities, and our annuity sales for the year ended December 31, 2014, before coinsurance, were $4.2 billion. Our strategy is focused on growing our annuity business and earning returns by managing investment spreads and investment risk. We had an investment portfolio of $37.6 billion as of March 31, 2015. For the year ended December 31, 2014, we generated total revenues of $2,169.0 million, operating income of $190.6 million and net income of $126.0 million. See "—Summary Consolidated Financial Information" for a reconciliation of operating income, which is a non-GAAP financial measure, to net income.

        We issue our fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company ("American Equity Life"), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company ("Eagle Life"). American Equity Life markets its products through a distribution network of 36 national marketing organizations and, through them, approximately 31,800 independent agents. Eagle Life's annuities are distributed pursuant to selling agreements with the applicable broker-dealers, banks and registered investment advisors.

Annuity market overview

        Our target market includes the group of individuals ages 45-75 who are seeking to accumulate tax-deferred savings or create guaranteed lifetime income. We believe that significant growth opportunities exist for annuity products because of favorable demographic and economic trends. According to the U.S. Census Bureau, there were approximately 39 million Americans age 65 and older in 2010, representing 13% of the U.S. population, and this segment has grown to an estimated 44.7 million in 2013. By 2030, this sector of the population is expected to increase to 20% of the total population. Our fixed index and fixed rate annuity products are particularly attractive to this group due to their principal protection, competitive rates of credited interest, tax-deferred growth, guaranteed lifetime income and alternative payout options. Our competitive fixed index and fixed rate annuity products have enabled us to enjoy favorable growth in recent years and since our formation.

        According to Wink's Sales and Market Report published by Wink, Inc., total industry sales of fixed index annuities increased 4.7% to $11.4 billion for the first quarter of 2015 from $10.9 billion for the first quarter of 2014, and increased 21.3% to $46.9 billion in 2014 from $38.6 billion in 2013. Total industry sales of fixed index annuities have increased 55% over the five year period from 2009 to 2014, which we believe is attributable to more Americans reaching retirement age and seeking products that will provide principal protection and guaranteed lifetime income.

Our company strengths

  •
  Strong operating performance.  We have a track record of consistent growth, with strong operating returns on equity. From 2004 to 2014, we grew operating income and assets under management at a compounded annual growth rate ("CAGR") of 16% and 17%, respectively, and we have maintained attractive operating returns on equity. Our operating earnings are derived primarily from our investment spread, which is the excess of net investment income earned over the interest credited or the cost of providing index credits to the policyholder. For at least the last five years, we have been a top three provider of indexed annuities measured by annual sales, based on AnnuitySpec's Index Sales & Market Report.

  •
  Strong distribution relationships.  We have strong relationships with 36 national marketing organizations and approximately 31,800 independent agents. Our innovative Gold Eagle program provides cash and equity-based incentives to those agents that reach certain benchmarks of annuity premium annually.

  •
  Conservative investment portfolio.  Our investment portfolio is primarily comprised of fixed maturity investments that are highly rated and liquid. We seek to maintain policyholder and shareholder security while also maximizing investment income within risk parameters. As of March 31, 2015, 96% of the fixed maturity securities in our investment portfolio were rated investment grade by nationally recognized statistical rating organizations.

  •
  Disciplined risk management.  We sell annuity policies with tight controls on product design that reduce the risk of unexpected policyholder behavior. As of March 31, 2015, 95% of our annuity portfolio account value was protected by surrender charges. We manage our exposure to index appreciation by buying one-year customized call options continuously to match inflows and renewals, and we have achieved highly effective outcomes. We manage our option program with credit support agreements and counterparty concentration limits to reduce counterparty risk.

  •
  Future growth opportunities.  Our products are attractive to retirees and pre-retirees because they offer principal guarantees, low volatility of returns, upside potential versus straight fixed income, tax deferred accumulation and lifetime retirement income. Our target market has favorable demographic trends. A majority of our policyholders are aged 60 and over. We have also begun to expand our distribution channels outside of independent agents to the broker-dealer and bank channels.

  •
  Experienced management team with a proven track record.  We benefit from a highly experienced and cohesive management team that has prudently managed the growth of our company since its founding in 1995. Our company was established by David Noble, the Executive Chairman of the Board. Most of the senior management team has been employed or associated with our company since 1996 and, before that, with The Statesman Group, Inc. Our senior managers each have at least 20 years of insurance industry and/or professional experience.

Our strategy

        Our business strategy is to grow our annuity business and earn predictable returns by managing investment spreads and investment risk. Key elements of this strategy include the following:

  •
  Enhance our current independent agency network.  We believe that our successful relationships with 36 national marketing organizations represent a significant competitive advantage. Our objective is to improve the productivity and efficiency of our core distribution channel by focusing our marketing and recruiting efforts on those independent agents capable of selling $1 million or more of annuity premium annually. This level of production qualifies them for our Gold Eagle program which was introduced at the beginning of 2007. We believe the Gold Eagle program has been effective as evidenced by the number of qualified Gold Eagle agents ranging from 945 to as many as 1,045 during the last three calendar years. Our Gold Eagle agents accounted for 63% of total production in 2014, 61% of total production in 2013 and 59% of total production in 2012. Agents who produce at least $1 million in annuity premium in a year qualify for Gold Eagle status and receive benefits such as express mail discounts. Agents who produce at least $2 million in annuity premium in a year earn cash and equity-based compensation. The equity-based incentive compensation component of our Gold Eagle program is unique in our industry and distinguishes us from our competitors. We will also be alert for opportunities to establish relationships with national marketing organizations and agents not presently associated with us and will strive to provide all of our marketers with the highest quality service possible.

  •
  Continue to introduce innovative and competitive products.  We intend to be at the forefront of the fixed index and fixed rate annuity industry in developing and introducing innovative and new competitive products. We were one of the first companies to offer a fixed index annuity that allows a choice among interest crediting strategies which includes both equity and bond indices as well as a traditional fixed rate strategy. We were also one of the first companies to include a lifetime income benefit rider with our fixed index annuities. In 2014, we introduced a volatility control index crediting strategy, and we modified our lifetime income benefit rider to become the first company with gender-based income payments. Life insurance and single-premium immediate annuities have gender-based mortality rates, and it is a natural progression to do the same with the lifetime income benefit rider as well. We believe that our continued focus on anticipating and being responsive to the product needs of our independent agents and policyholders will lead to increased customer loyalty, revenues and profitability.

  •
  Use our expertise to achieve targeted spreads on annuity products.  We have had a successful track record in achieving the targeted spreads on our annuity products. This historical success has been challenged in the current extended low interest rate environment. However, we intend to continue to leverage our experience and expertise in managing the investment spread during a range of interest rate environments to achieve, or work towards achieving, our targeted spreads. The target investment spreads for our bonus products and non-bonus products range from 290 to 310 basis points and 205 to 225 basis points, respectively. Our investment spread was 277 basis points for each of the first quarters of 2015 and 2014.

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  Maintain our profitability focus and improve operating efficiency.  We are committed to improving our profitability by advancing the scope and sophistication of our investment management and spread management capabilities and continuously seeking out efficiencies within our operations. We have implemented competitive incentive programs for our national marketing organizations, agents and employees to stimulate performance.

  •
  Take advantage of the growing popularity of index products.  We believe that the growing popularity of fixed index annuity products that allow equity and bond market participation without the risk of loss of the premium deposit presents an attractive opportunity to grow our business. The popularity of fixed index annuity products has increased in recent years with the availability of lifetime income benefit riders that provide an attractive alternative for converting accumulated retirement savings into lifetime income. We intend to capitalize on our reputation as a leading provider of fixed index annuities in this expanding segment of the annuity market.

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  Focus on high quality service to agents and policyholders.  We have maintained high quality personal service as one of our highest priorities since the inception of our business and continue to strive for an unprecedented level of timely and accurate service to both our agents and policyholders. Examples of our high quality service include answering our phone calls by a live person and issuing policies within 24 hours of receiving the application if the paperwork is in good order. We believe high quality service is one of our strongest competitive advantages and intend to enhance our digital customer service experience for agents and policyholders.

  •
  Expand our distribution channels.  We formed our Eagle Life subsidiary with the vision of developing a network of broker-dealers, banks and registered investment advisors that have the ability to distribute fixed index and fixed rate annuity products in large volume. Sales of fixed index annuities through broker-dealers and banks have been growing and represented 17.1% of industry sales in the first quarter of 2015 compared to 8.9% in the first quarter of 2013. Recently, we introduced broker-dealer and bank-friendly products at American Equity Life for those broker-dealers and banks that choose to associate with us through American Equity Life.

Recent Developments

        In accordance with our normal schedule, we are currently performing, but have not yet completed, the closing procedures in connection with the preparation and filing of our unaudited financial statements that will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Accordingly, while we currently estimate our financial results for the quarter ended June 30, 2015 as set forth below, this information is, by necessity, preliminary in nature and based only upon preliminary information available to us as of the date of this prospectus supplement. We cannot assure you that this information will not change. The results of operations for the three or six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the full year ending December 31, 2015.

        On July 29, 2015, we issued a press release in which we reported our financial results for the second quarter ended June 30, 2015. We reported second quarter 2015 net income of $82.8 million, or $1.05 per diluted common share, compared to a second quarter 2014 net income of $36.7 million, or $0.46 per diluted common share. Non-GAAP operating income for the second quarter of 2015 increased 32% to $50.9 million, or $0.64 per diluted common share, compared to second quarter 2014 non-GAAP operating income of $38.5 million, or $0.48 per diluted common share.

        Highlights for the second quarter ended June 30, 2015 include:

  •
  Annuity sales (before coinsurance) were up 73% to $1.80 billion compared to second quarter 2014 annuity sales of $1.04 billion and up 37% compared to first quarter 2015 annuity sales of $1.32 billion.

  •
  Investment spread was 2.84% compared to 2.77% for the first quarter of 2015 and 2.70% for the second quarter of 2014.

  o
  Average yield on invested assets increased by 4 basis points to 4.78% for the second quarter of 2015 from 4.74% for the first quarter of 2015. The increase was attributable to fee income from bond transactions and prepayment income which together added 0.07% to the second quarter 2015 average yield on invested assets compared to 0.01% from such items in the first quarter of 2015.

  o
  The aggregate cost of money for annuity liabilities declined by 3 basis points to 1.94% in the second quarter of 2015 compared to 1.97% in the first quarter of 2015. This decrease reflected continued reductions in crediting rates. The benefit from over hedging the obligations for index linked interest was 0.07% in both the second and first quarters of 2015.

  •
  Estimated risk-based capital ("RBC") ratio of 349% at June 30, 2015 compared to 372% at December 31, 2014 remained above A. M. Best's rating threshold.

  •
  Book value per share (excluding accumulated other comprehensive income ("AOCI")) was $19.72 at June 30, 2015 compared to $18.52 at December 31, 2014 and book value per share (including AOCI) was $24.77 at June 30, 2015 compared to $27.93 at December 31, 2014.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Consolidated statements of operations data (unaudited):
Revenues:
Premiums and other considerations	$10,037	$9,123	$17,034	$16,454
Annuity product charges	32,409	29,247	61,091	54,519
Net investment income	418,176	370,882	817,845	740,887
Change in fair value of derivatives	(23,024)	270,883	(54,124)	319,376
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	4,324	(2,230)	9,203	(2,944)
Net OTTI losses recognized in operations	(828)	(594)	(960)	(1,499)
Loss on extinguishment of debt	—	(6,574)	—	(10,551)
Total revenues	441,094	670,737	850,089	1,116,242
Benefits and expenses:
Insurance policy benefits and change in future policy benefits	12,450	10,987	21,670	21,082
Interest sensitive and index product benefits	306,141	367,774	588,966	684,966
Change in fair value of embedded derivatives	(219,601)	80,935	(168,388)	173,554
Amortization of deferred sales inducements and policy acquisition costs	180,218	122,433	205,457	130,293
Interest expense on notes payable and subordinated debentures	10,401	12,145	20,756	25,417
Other operating costs and expenses	24,868	20,887	45,990	39,972

Total benefits and expenses	314,477	615,161	714,451	1,075,284

Income before income taxes	126,617	55,576	135,638	40,958
Income tax expense	43,772	18,832	46,890	13,967

Net income	$82,845	$36,744	$88,748	$26,991

Per share data:
Earnings per common share	$1.07	$0.49	$1.15	$0.37
Earnings per common share—assuming dilution	1.05	0.46	1.12	0.34
Weighted average common shares outstanding (in thousands):
Earnings per common share	77,237	74,461	77,140	73,495
Earnings per common share—assuming dilution	79,227	79,518	79,173	79,583

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands, except per share data)
Non-GAAP financial measures:(a)
Reconciliation of net income to operating income (unaudited):
Net income	$82,845	$36,744	$88,748	$26,991
Adjustments to arrive at operating income:(b)
Net realized (gains) losses, including OTTI	(1,649)	1,361	(3,468)	1,925
Change in fair value of derivatives and embedded derivatives—index annuities	(29,274)	(4,115)	14,383	39,593
Change in fair value of derivatives and embedded derivatives—debt	(977)	(1,053)	100	456
Extinguishment of debt	—	5,518	—	7,912
Litigation reserve	—	—	—	(916)

Operating income (a non-GAAP financial measure)	$50,945	$38,455	$99,763	$75,961

Per common share—assuming dilution:
Net income	$1.05	$0.46	$1.12	$0.34
Adjustments to arrive at operating income:(b)
Net realized (gains) losses, including OTTI	(0.02)	0.01	(0.04)	0.02
Change in fair value of derivatives and embedded derivatives—index annuities	(0.37)	(0.05)	0.18	0.50
Change in fair value of derivatives and embedded derivatives—debt	(0.02)	(0.01)	—	—
Extinguishment of debt	—	0.07	—	0.10
Litigation reserve	—	—	—	(0.01)

Operating income (a non-GAAP financial measure)	$0.64	$0.48	$1.26	$0.95

As of June 30, 2015
(Dollars in thousands, except per share data)
Consolidated balance sheet data:
Total investments(c)	$37,230,628
Total assets	46,247,482
Policy benefit reserves	42,494,314
Notes payable	422,163
Subordinated debentures	246,345
Accumulated other comprehensive income ("AOCI")	388,779
Total stockholders' equity	1,907,762
Book value per share:(d)
Book value per share including AOCI	24.77
Book value per share excluding AOCI	19.72

Average Stockholders' Equity and Return on Average Equity (Unaudited):(e)	Twelve months ended June 30, 2015
(Dollars in thousands, except ratios)
Average Stockholders' Equity:(f)
Average equity including average AOCI	$1,910,786
Average AOCI	(472,425)

Average equity excluding average AOCI	$1,438,361

Net income	$187,780
Operating income	214,448
Return on Average Equity Excluding Average AOCI
Net income	13.06%
Operating income	14.91%

(a)
In addition to net income, we have consistently utilized operating income and operating income per common share—assuming dilution, non-GAAP financial measures commonly used in the life insurance industry, as economic measures to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, including net OTTI losses recognized in operations, fair value changes in derivatives and embedded derivatives, loss on extinguishment of debt and changes in litigation reserves. Because these items fluctuate from period to period in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability. For more information on our presentation of operating income, see the footnotes to the tables presented in "—Summary Consolidated Financial Information."

(b)
Adjustments to net income to arrive at operating income are presented net of income taxes and where applicable, are net of related adjustments to amortization of deferred sales inducements ("DSI") and deferred policy acquisition costs ("DAC").

(c)
Our invested asset portfolio as of June 30, 2015 consisted of: United States Government full faith and credit (0.1%), United States Government sponsored agencies (3.6%), United States municipalities, states and territories (9.9%), foreign government obligations (0.6%), corporate securities (60.4%), residential mortgage backed securities (4.3%), commercial mortgage backed securities (9.6%), other asset backed securities (2.8%), mortgage loans on real estate (6.6%), derivative instruments (1.3%) and other investments (0.8%).

(d)
Book value per share (including AOCI) is calculated as total stockholders' equity divided by the total number of shares of common stock outstanding. Book value per share excluding AOCI is calculated as total stockholders' equity excluding AOCI divided by the total number of shares of common stock outstanding. Common shares outstanding at June 30, 2015 were 77,023,589. Common shares outstanding include 230,012 shares held by the NMO Deferred Compensation Trust at June 30, 2015. Total stockholders' equity excluding AOCI and book value per share excluding AOCI, non-GAAP financial measures, are based on stockholders' equity excluding the effect of AOCI. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, we believe these non-GAAP financial measures provide useful supplemental information.

(e)
Return on Average Equity Excluding Average AOCI, a non-GAAP financial measure, is calculated by dividing net income and operating income for the trailing twelve months by average equity excluding average AOCI for the applicable twelve-month period. We exclude AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments. We believe that Return on Average Equity Excluding Average AOCI provides useful supplemental information regarding our financial performance to investors. We calculated our net income for the twelve-month period ended June 30, 2015 by adding our net income of $126,023 thousand for the year ended December 31, 2014 to our net income of $88,748 thousand for the six months ended June 30, 2015 and subtracting our net income of $26,991 thousand for the six months ended June 30, 2014. We calculated our operating income for the twelve-month period ended June 30, 2015 by adding our operating income of $190,646 thousand for the year ended December 31, 2014 to our operating income of $99,763 thousand for the six months ended June 30, 2015 and subtracting our operating income of $75,961 thousand for the six months ended June 30, 2014.

(f)
Simple average based on stockholders' equity at beginning and end of the twelve-month period.

Additional Information

        Our company is incorporated under the laws of the State of Iowa. Our principal executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our principal website is located at http://www.american-equity.com. The contents of our website are not a part of this prospectus supplement unless otherwise expressly incorporated by reference.

 The Offering

        The following information is based on the number of shares of our common stock outstanding as of July 31, 2015, which was 77,146,375 shares, and assumes that the underwriters do not exercise their option to purchase up to 1,290,000 additional shares of our common stock from the forward counterparty or its affiliate (or from us under certain circumstances), the forward counterparty (or its affiliate) is able to borrow and deliver all of the 4,300,000 shares of our common stock that it has agreed to sell to the underwriters, and no event occurs that would require us to issue and sell shares of our common stock to the underwriters in lieu of the forward counterparty or its affiliate selling those shares to the underwriters.

Issuer	American Equity Investment Life Holding Company
Shares of Common Stock Offered by Us	4,300,000 shares.
Shares of Common Stock Offered by the Forward Counterparty or its Affiliate	4,300,000 shares.
Shares of Common Stock to be Outstanding after the Sale of Common Stock by Us and the Settlement of the Forward Sale Agreement Assuming Full Physical Settlement(1)
85,746,375 shares of our common stock. The number of shares of our common stock to be outstanding after the sale of common stock by us and settlement of the forward sale agreement assuming full physical settlement assumes that none of the options or restricted stock units issued or exercised pursuant to our equity incentive plans have been earned and settled in shares of our common stock and that none of our outstanding warrants or our outstanding 3.50% Convertible Senior Notes due 2015 (our "September 2015 Notes") are converted into shares of our common stock prior to the date of the settlement of the forward sale agreement.
Use of Proceeds
We will receive proceeds from the 4,300,000 shares of our common stock that we issue and sell in this offering, but we will not initially receive any proceeds from the sale of the shares of our common stock borrowed by the forward counterparty or its affiliate.

Assuming that the forward sale agreement is physically settled in whole based on the assumed initial forward sale price of $ per share (the public offering price per share of our common stock in this offering less the underwriting discounts and commissions per share as set forth on the cover of this prospectus supplement), we expect to receive net proceeds of approximately $ (including from the 4,300,000 shares of our common stock issued and sold by us in this offering), after deducting fees and estimated expenses related to the offering and the forward sale agreement. The forward sale price is subject to certain adjustment pursuant to the forward sale agreement. Unless the federal funds rate increases before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.
(footnotes on following page)

If, however, we elect to cash settle the forward sale agreement, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward counterparty). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward counterparty.

We intend to use the net proceeds from the sale of the 4,300,000 shares of our common stock we are offering and any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, including contributions to the capital and surplus of our life insurance subsidiaries.

(1)
The forward counterparty has advised us that it or its affiliate intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. However, if (i) certain conditions to the effectiveness of the forward sale agreement have not been satisfied or we have not performed all of our obligations under the underwriting agreement relating to the offering, and, as a result, the forward counterparty elects not to borrow and sell such number of shares of our common stock, (ii) the forward counterparty or its affiliate is unable to borrow and sell, on the anticipated closing date of this offering, such number of shares of our common stock, or (iii) the forward counterparty determines in its commercially reasonable judgment, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then the number of shares underlying the forward sale agreement and the number of shares of our common stock to be sold by the forward counterparty or its affiliate to the underwriters will be reduced to such number of shares of our common stock that the forward counterparty or its affiliate borrows and sells on the anticipated closing date of this offering, and we will issue and sell a number of shares equal to the number of shares that the forward counterparty or its affiliate does not borrow and sell on the closing date of this offering. This number assumes that the forward sale agreement is physically settled in whole by our issuance and delivery, to the forward counterparty, of 4,300,000 shares of our common stock (or 5,590,000 shares of our common stock, if the underwriters fully exercise their option to purchase additional shares). Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreement until final settlement of the forward sale agreement, which we expect will occur on one or more dates specified by us within approximately 12 months after the date of this prospectus supplement. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

Accounting Treatment of the Transaction	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price, which is initially $ per share, subject to increase or decrease based on the federal funds rate, less the spread specified in the forward sale agreement, and subject to decrease by a specified amount on specified dates set forth in the forward sale agreement.
Risk Factors
See "Risk Factors" beginning on page S-17 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, the information in "Item 1A. Risk Factors" in our 2014 Annual Report on Form 10-K and our First Quarter 2015 Quarterly Report on Form 10-Q, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
NYSE Symbol	AEL
Transfer Agent and Registrar	Computershare Trust Company, N.A.

 Summary Consolidated Financial Information

        The following table sets forth our summary consolidated financial information as of and for the years ended December 31, 2014, 2013 and 2012 and as of and for the three months ended March 31, 2015 and 2014. The information as of and for the fiscal years ended December 31, 2014, 2013 and 2012 was derived from our audited annual consolidated financial statements. The information as of and for the three months ended March 31, 2015 and 2014 was derived from our unaudited interim consolidated financial statements and includes, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for such periods. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the results to be expected for the full year ending December 31, 2015.

        You should read the following summary consolidated financial information together with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 2014 Annual Report on Form 10-K, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our First Quarter 2015 Quarterly Report on Form 10-Q, and our audited consolidated financial statements and unaudited consolidated financial statements, including the related notes, in each case incorporated by reference in this prospectus.

	Three months ended March 31,		Year ended December 31,
	2015	2014	2014	2013	2012
	(Dollars in thousands, except per share data)
Consolidated statements of operations data:
Revenues
Premiums and other considerations	$6,997	$7,331	$32,623	$45,347	$76,675
Annuity product charges	28,682	25,272	118,990	103,591	89,006
Net investment income	399,669	370,005	1,531,667	1,383,927	1,286,923
Change in fair value of derivatives	(31,100)	48,493	504,825	1,076,015	221,138
Net realized gains (losses) on investments, excluding other than temporary impairment ("OTTI") losses	4,879	(714)	(4,003)	40,561	(6,454)
Net OTTI losses recognized in operations	(132)	(905)	(2,627)	(6,234)	(14,932)
Loss on extinguishment of debt	—	(3,997)	(12,502)	(32,515)	—
Total revenues	408,995	445,505	2,168,973	2,610,692	1,652,356
Benefits and expenses
Insurance policy benefits and change in future policy benefits	9,220	10,095	41,815	53,071	81,481
Interest sensitive and index product benefits	282,825	317,192	1,473,700	1,272,867	808,479
Change in fair value of embedded derivatives	51,213	92,619	32,321	133,968	286,899
Amortization of deferred sales inducements and policy acquisition costs	25,239	7,860	294,997	618,581	252,076
Interest expense on notes payable and subordinated debentures	10,335	13,272	48,492	50,958	41,937
Other operating costs and expenses	21,122	19,085	81,584	91,915	95,495

Total benefits and expenses	399,974	460,123	1,972,909	2,221,360	1,566,367

Income (loss) before income taxes	9,021	(14,618)	196,064	389,332	85,989
Income tax expense (benefit)	3,118	(4,865)	70,041	136,049	28,191

Net income (loss)	$5,903	$(9,753)	$126,023	$253,283	$57,798

	Three months ended March 31,		Year ended December 31,
	2015	2014	2014	2013	2012
	(Dollars in thousands, except per share data)
Per share data:
Earnings (loss) per common share	$0.08	$(0.13)	$1.69	$3.86	$0.94
Earnings (loss) per common share—assuming dilution	0.07	(0.13)	1.58	3.38	0.89
Dividends declared per common share	—	—	0.20	0.18	0.15
Non-GAAP financial measures:(a)
Reconciliation of net income (loss) to operating income:
Net income (loss)	$5,903	$(9,753)	$126,023	$253,283	$57,798
Adjustments to arrive at operating income:(b)
Net realized (gains) losses, including OTTI	(1,819)	564	2,863	(11,702)	8,648
Change in fair value of derivatives and embedded derivatives—index annuities	43,657	43,708	51,099	(98,704)	31,246
Change in fair value of derivatives and embedded derivatives—debt	1,077	1,509	61	(1,192)	2,915
Extinguishment of debt	—	2,394	11,516	21,716	—
Litigation reserve	—	(916)	(916)	19	9,580

Operating income (non-GAAP financial measure)(c)	$48,818	$37,506	$190,646	$163,420	$110,187

Per common share—assuming dilution:
Net income	$0.07	$(0.13)	$1.58	$3.38	$0.89
Adjustments to arrive at operating income(b):
Anti-dilutive effect of net loss	—	0.01	—	—	—
Net realized (gains) losses, including OTTI	(0.02)	—	0.04	(0.16)	0.13
Change in fair value of derivatives and embedded derivatives—index annuities	0.55	0.55	0.64	(1.31)	0.48
Change in fair value of derivatives and embedded derivatives—debt	0.02	0.02	—	(0.02)	0.04
Extinguishment of debt	—	0.03	0.14	0.29	—
Litigation reserve	—	(0.01)	(0.01)	—	0.15

Operating income (a non-GAAP financial measure)(c)	$0.62	$0.47	$2.39	$2.18	$1.69

	As of and for the three months ended March 31,		As of and for the year ended December 31,
	2015	2014	2014	2013	2012
	(Dollars in thousands, except per share data and ratios)
Consolidated balance sheet data:
Total investments	$37,617,667	$31,988,223	$35,981,858	$30,346,654	$27,537,210
Total assets	45,388,715	40,544,496	43,989,734	39,621,499	35,133,478
Policy benefit reserves	41,037,401	36,731,438	39,802,861	35,789,655	31,773,988
Notes payable	421,919	521,758	421,679	549,958	309,869
Subordinated debentures	246,293	246,097	246,243	246,050	245,869
Accumulated other comprehensive income	893,738	332,435	721,401	46,196	686,807
Total stockholders' equity	2,326,720	1,654,949	2,139,876	1,384,687	1,720,237
Book value per share:(d)
Book value per share including AOCI	30.25	22.71	27.93	19.40	27.46
Book value per share excluding AOCI	18.63	18.15	18.52	18.75	16.49
Statutory financial data:
Life subsidiaries' statutory capital and surplus and asset valuation reserve	2,376,515	2,068,292	2,327,335	1,995,658	1,741,638
Life subsidiaries' statutory net gain from operations before income taxes and realized capital gains (losses)	72,338	109,480	467,923	305,628	182,057
Life subsidiaries' statutory net income	46,487	70,929	344,666	205,112	79,644
Other data (unaudited):
American Equity Life's RBC ratio(e)	361%	351%	372%	344%	332%
Operating Income Return on Average Equity Excluding Average AOCI(f)			13.8%	13.8%	11.1%
Net Income Return on Average Equity Excluding Average AOCI(f)			9.1%	21.4%	5.8%

(a)
In addition to net income, we have consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as an economic measure to evaluate our financial performance. Operating income equals net income adjusted to eliminate the impact of net realized gains and losses on investments, including net OTTI losses recognized in operations, fair value changes in derivatives and embedded derivatives, loss on extinguishment of debt and changes in litigation reserves. Because these items fluctuate from period to period in a manner unrelated to core operations, we believe measures excluding their impact are useful in analyzing operating trends. We believe the combined presentation and evaluation of operating income together with net income provides information that may enhance an investor's understanding of our underlying results and profitability.

Operating income is not a substitute for net income determined in accordance with GAAP. The adjustments made to derive adjusted operating income are important to understanding our overall results from operations, and, if evaluated without proper context, adjusted operating income possesses material limitations:

•
As an example, we could produce a low level of net income in a given period, despite strong operating performance, if in that period we generate significant net realized losses from our investment portfolio. We could also produce a high level of net income in a given period, despite poor operating performance, if in that period we generate significant net realized gains from our investment portfolio.

  •
  Another limitation of operating income is that it does not include the decrease in cash flows expected to be collected as a result of credit loss OTTI.

Therefore, our management reviews net realized investment gains (losses) and analyses of our net investment income, including impacts related to OTTI write-downs, in connection with their review of our investment portfolio. In addition, our management examines net income as part of their review of our overall financial results. The adjustments made to net income to arrive at operating income for the three months ended March 31, 2015 and 2014, and for the years ended December 31, 2014, 2013 and 2012 are set forth in the table above.

(b)
Adjustments to net income to arrive at operating income are presented net of related adjustments to amortization of DSI and DAC and net of income taxes.

(c)
Operating income reflects the following expenses and adjustments for the period indicated:

•
Unlocking:    The year ended December 31, 2014 includes a benefit from unlocking, which increased operating income by $28.2 million. The year ended December 31, 2013 includes a benefit from unlocking, which increased operating income by $21.3 million. The year ended December 31, 2012 includes expense from unlocking, which decreased operating income by $6.3 million. For an explanation of the unlocking process, see "Item 7. Management's discussion and analysis of financial condition and results of operations—Results of operations for the three years ended December 31, 2014—Net income" and "—Operating Income, a non-GAAP financial measure" in our 2014 Annual Report on Form 10-K.

•
Reserves held for living income benefit riders:    The year ended December 31, 2014 includes expense from the revision of assumptions used in determining reserves held for living income benefit riders, which decreased operating income by $8.0 million. The year ended December 31, 2013 includes a benefit from the revision of assumptions used in determining reserves held for living income benefit riders, which increased operating income by $1.1 million. The year ended December 31, 2012 includes a benefit from the revision of assumptions used in determining reserves held for living income benefit riders, which increased Operating Income by $1.4 million.

•
Guaranty fund assessments:    The year ended December 31, 2013 includes expense of $8.5 million related to assessments received and future estimates of assessments from state guaranty fund associations related to the insolvency of Executive Life Insurance Company of New York, which decreased operating income by $5.5 million.

•
Annuity product charges:    The year ended December 31, 2013 includes a benefit of $4.7 million from surrender charges deducted from California policyholders surrendering their policies as a condition of receiving certain benefits in a national class action lawsuit settlement, which increased operating income by $2.0 million.

(d)
Book value per share (including AOCI) is calculated as total stockholders equity divided by the total number of shares of common stock outstanding. Book value per share excluding AOCI is calculated as total stockholders' equity excluding AOCI divided by the total number of shares of common stock outstanding. Common shares outstanding at March 31, 2015 were 76,911,299, at March 31, 2014 were 72,874,731, at December 31, 2014 were 76,605,527, at December 31, 2103 were 71,369,474 and at December 31, 2012 were 62,653,134. Common shares outstanding include shares held by the NMO Deferred Compensation Trust: March 31, 2015—230,012 shares, March 31, 2014—543,120 shares, December 31, 2014—543,120 shares, December 31, 2013—892,688 shares and December 31, 2012—1,142,332 shares. Common shares outstanding excludes unallocated shares held by the American Equity Investment Life Employee Stock Ownership Plan ("ESOP"): March 31, 2015—0 shares, March 31, 2014—58,618 shares, December 31, 2014—0 shares, December 31, 2013—58,618 shares and December 31, 2012—239,799 shares.

(e)
The RBC ratio is calculated by dividing total adjusted statutory capital by regulatory required capital. Total adjusted statutory capital is based on a formula specified by the National Association of Insurance Commissioners ("NAIC") that includes American Equity Life's statutory capital and surplus and asset valuation reserve and certain other adjustments. The RBC ratios as of March 31,

  2015 and 2014 are based on estimates. For more information about our statutory capital and surplus, see Note 12 to our audited consolidated financial statements incorporated by reference in this prospectus supplement.

(f)
Return on Average Equity Excluding Average AOCI is calculated by dividing net income and operating income for the trailing twelve months by average equity excluding average AOCI. We exclude AOCI because AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments. We believe that Return on Average Equity Excluding Average AOCI provides useful supplemental information regarding our financial performance to investors. The table below demonstrates how we calculate Return on Average Equity Excluding Average AOCI for the periods indicated:

	Year ended December 31,
	2014	2013	2012
	(Dollars in thousands, except ratios)
Average Stockholders' Equity
Average equity including average AOCI	$1,762,282	$1,552,462	$1,564,458
Average AOCI	(383,799)	(366,502)	(572,018)
Average equity excluding average AOCI	1,378,483	1,185,960	992,440
Net income	126,023	253,283	57,798
Operating income	190,646	163,420	110,187
Return on Average Equity Excluding Average AOCI
Net income	9.1%	21.4%	5.8%
Operating income	13.8%	13.8%	11.1%

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before making an investment decision, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus (including, without limitation, the risk factors contained under the heading "Risk Factors" in our 2014 Annual Report on Form 10-K and our First Quarter 2015 Quarterly Report on Form 10-Q). The risks and uncertainties described below and incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become material factors that affect us. If any of the following risks or those incorporated by reference herein occur or intensify, our business, financial condition or results of operations could be materially and adversely affected. If this were to happen, you may lose some or all of your investment in our common stock. In connection with the forward-looking statements that appear in this prospectus supplement, you should also carefully review the cautionary statements under "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to Our Common Stock

The market price for our common stock after this offering may be lower than the offering price and our stock price may be volatile.

        The price at which our common stock may sell in the public market after this offering may be lower than the price at which it was sold by the underwriters. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our operating results.

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

        The price of our common stock on the NYSE constantly changes. Volatility in the market price of our common stock may prevent you from being able to sell your shares when you want or at prices you find attractive.

        The market price of our common stock may fluctuate in response to numerous factors, many of which are beyond our control. These factors include the following:

  •
  actual or anticipated fluctuations in our operating results;

  •
  changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

  •
  changes in laws and regulations which may affect the sale of our products;

  •
  the operating and stock performance of our competitors;

  •
  announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  changes in interest rates;

  •
  general domestic or international economic, market and political conditions and regulatory initiatives;

  •
  additions or departures of key personnel; and

  •
  future sales of our common stock, including sales of our common stock in short sales transactions.

        In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The price of our common stock and our ability to raise funds in new stock offerings may be adversely affected by the issuance and sale of our common stock or equity-related securities, now and in the future.

        Issuances or exchanges of significant amounts of our common stock or equity-related securities, or the perception that such sales will occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future issuances or exchanges of shares of our common stock or equity-related securities or the availability of shares of our common stock for future issuance or exchange will have on the trading price of our common stock.

Our common stock is an equity security and is subordinate to our existing and future indebtedness.

        Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all indebtedness and other non-equity claims against us with respect to assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of any holders of any preferred stock we may issue in the future.

Anti-takeover provisions affecting us could make it difficult for a third party to acquire our company.

        Our articles of incorporation, as amended, our third amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. The provisions in our charter documents include the following:

  •
  our amended articles of incorporation provide for a classified board of directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

  •
  our amended articles of incorporation provide our board of directors the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval;

  •
  our bylaws provide that shareholder action may be taken only at a special or regular meeting or by written consent signed by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted;

  •
  our bylaws limit our shareholders' ability to make proposals at shareholder meetings; and

  •
  our bylaws establish advance notice procedures for nominating candidates to our board of directors.

        We are subject to certain Iowa laws that could have similar effects. One of these laws, Section 490.1110 of the Iowa Business Corporation Act, prohibits us from engaging in a business combination with any interested shareholder for a period of three years from the date the person became an interested shareholder unless certain conditions are met.

        The foregoing provisions may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock. In addition, before a person can directly or indirectly acquire 10% or greater voting control of any of our life insurance subsidiaries, prior written approval must generally be obtained from the applicable insurance regulator where our affected life insurance subsidiary is domiciled.

Our ability to pay dividends in the future is subject to many factors and you may not receive dividends on our common stock.

        Holders of our common stock are only entitled to receive dividends as our board of directors may declare out of funds legally available for such payments. Although we intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so, we may change our dividend policy at any time. We anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Our ability to pay dividends may be impaired if any of the risks described in this prospectus or incorporated by reference herein and in the accompanying prospectus were to occur. In addition, since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Iowa insurance laws restrict the amount of distributions American Equity Life can pay to us without the approval of the Iowa Insurance Commissioner. See "Item 1. Business—Regulation," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 to our audited consolidated financial statements included in our 2014 Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement.

Risks Related to the Forward Sale Agreement

The settlement provisions contained in the forward sale agreement subject us to certain risks.

        The settlement provisions contained in the forward sale agreement subject us to risks if certain events occur. If any of these events occur, our business, financial condition or results of operations could be materially harmed, the trading price of our common stock could decline, and you could lose part or all of your investment.

        The forward counterparty will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward counterparty determines is affected by such event) and require us to settle on a date specified by the forward counterparty if:

  •
  in its commercially reasonable judgment, it or its affiliate either;

  o
  is unable to hedge its exposure under the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by lenders; or

  o
  would incur a cost to borrow shares of our common stock to hedge its exposure under the forward sale agreement that exceeds a specified threshold;

  •
  we declare any distribution, issue or dividend to existing holders of our common stock during the term of the forward sale agreement and payable in either:

  o
  cash in excess of a specified amount;

  o
  securities of another company acquired or owned by us as a result of a spin-off or other similar transaction; or

    o
    any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the forward counterparty;

  •
  certain ownership thresholds applicable to the forward counterparty are exceeded;

  •
  certain "Events of Default" or "Termination Events" (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by us under the forward sale agreement or certain bankruptcy or insolvency events relating to us; or

  •
  an event is announced that, if consummated, would result in an "Extraordinary Event" (as defined in the forward sale agreement), including, among other things, certain mergers and tender offers, a change in law and certain events involving our nationalization or the delisting of our common stock, or the forward counterparty otherwise has the right to terminate the forward sale agreement as a result of an Extraordinary Event.

        A decision by the forward counterparty to accelerate settlement of the forward sale agreement would be made regardless of our interests, including our need for capital. In the case of such an acceleration:

  •
  we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement regardless of our capital needs or at a time that is earlier than when we would otherwise have elected to settle the forward sale agreement; and

  •
  we would no longer be permitted to elect that cash or net share settlement apply, which could result in dilution to our earnings per share and return on equity.

        Except in certain circumstances, including those described above, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Delivery of any shares upon physical settlement or net share settlement could result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement, we would expect the forward counterparty or one of its affiliates to purchase shares of our common stock in open market transactions over a period of time in connection with such settlement and its related hedge position. If the price at which the forward counterparty or its affiliate makes these purchases of our common stock exceeds the applicable forward sale price, then we would have to deliver to the forward counterparty, a cash amount equal to the difference (in the case of cash settlement) or a number of shares with an equivalent value (in the case of net share settlement). Accordingly, we may have to deliver a substantial amount of cash or a substantial number of shares, which could result in dilution to our earnings per share and return on equity. Furthermore, these purchases of our common stock by the forward counterparty or its affiliate could increase the trading price (or prevent a decrease over time) of our common stock above the trading prices that would otherwise prevail. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, we would owe, if any, to the forward counterparty upon settlement of the forward sale agreement. Such purchases could also decrease the amount of cash that the forward counterparty owes us, in the case of cash settlement, or decrease the number of shares of our common stock that the forward counterparty is obligated to deliver to us, in the case of net share settlement. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

        The forward sale price used in determining the proceeds we will receive upon physical settlement or the amount of cash or shares payable or deliverable to us upon cash or net share settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less the spread specified in the forward sale agreement and will be decreased by a specified amount on specified dates set forth in the forward sale agreement. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price.

In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

        If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreement will automatically terminate. If the forward sale agreement so terminates, we would not be obligated to deliver to the forward counterparty any shares of our common stock not previously delivered, and the forward counterparty would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS

        We estimate that the aggregate net proceeds from the sale of our common stock, including from the initial issuance and sale by us of 4,300,000 shares of our common stock to the underwriters and upon the full physical settlement of the forward sale agreement, after deducting the underwriting discounts and commissions, will be approximately $            . For the purposes of calculating the aggregate net proceeds, before expenses, to us, we have assumed that the forward sale agreement is physically settled in whole based on the initial forward sale price of $            per share. The forward sale price is subject to certain adjustments pursuant to the forward sale agreement. Unless the federal funds rate increases before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. We will not initially receive any proceeds from the sale of the shares of our common stock borrowed by the forward counterparty or its affiliate.

        Although we expect to settle the forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle the forward sale agreement, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash to the forward counterparty). If we elect to net share settle the forward sale agreement in full, we would not receive any proceeds from the forward counterparty.

        The amount of cash or shares of our common stock we receive upon settlement of the forward sale agreement, if any, will depend on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the price of our common stock during the period in which the forward counterparty (or an affiliate thereof) unwinds its hedge positions with respect to the forward sale agreement. Settlement will occur on one or more dates specified by us under the forward sale agreement within 12 months after the date of this prospectus supplement, subject to acceleration by the forward counterparty upon the occurrence of certain events. See "Underwriting—Forward Sale Agreement" for a description of the forward sale agreement.

        We intend to use the net proceeds from the sale of the 4,300,000 shares of our common stock that we issue and sell in this offering and any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, including contributions to the capital and surplus of our life insurance subsidiaries.

 ACCOUNTING TREATMENT

        Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward price.

 MARKET PRICES OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed on the NYSE under the symbol "AEL." The following table sets forth the high and low sales prices of our common stock for each calendar quarter during the periods indicated, as quoted on the NYSE.

Period	High	Low
2015
First Quarter	$29.62	$25.46
Second Quarter	$29.90	$25.06
Third Quarter through August 3, 2015	$30.02	$25.70
2014
First Quarter	$26.42	$18.84
Second Quarter	$25.15	$20.97
Third Quarter	$25.25	$21.69
Fourth Quarter	$29.75	$21.36
2013
First Quarter	$15.03	$12.33
Second Quarter	$16.60	$14.03
Third Quarter	$21.42	$15.64
Fourth Quarter	$26.46	$20.01

        On August 3, 2015, the last reported sale price of our common stock was $29.17 per share.

        A dividend has been declared annually by our board of directors. In determining dividends, our board of directors takes into consideration our financial condition, including current and expected earnings and projected cash flows. In 2014 and 2013, we paid an annual cash dividend of $0.20 and $0.18, respectively, per share of our common stock.

        We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Iowa insurance laws restrict the amount of distributions American Equity Life can pay to us without the approval of the Iowa Insurance Commissioner. See "Item 1. Business—Regulation," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 12 to our audited consolidated financial statements included in our 2014 Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our "bylaws").

        Our authorized capital stock consists of 202,000,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of July 31, 2015, we had issued and outstanding 77,146,375 shares of common stock, no shares of preferred stock, options to purchase 3,644,440 shares of common stock at a weighted average exercise price of $14.99 per share and 412,094 restricted stock units. As of July 31, 2015, up to 3,234,400 shares of common stock was available for future grants of equity awards.

Common Stock

        Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

        In 2014 and 2013, we paid an annual cash dividend of $0.20 and $0.18, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

        As of June 30, 2015, there were approximately 16,800 holders of our common stock.

Preferred Stock

        We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further shareholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Section 490.202 of the IBCA permits a corporation to include a provision in its articles of incorporation permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) unlawful distributions to shareholders, or (iv) an intentional violation of criminal law.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

        Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

  •
  the amount of a financial benefit received by a director to which the director is not entitled;

  •
  an intentional infliction of harm on the company or its shareholders;

  •
  an unlawful distribution to shareholders; and

  •
  an intentional violation of criminal law.

        Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

        Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Amended Articles of Incorporation and Bylaws Provisions

        Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended articles of incorporation provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

        Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.

        Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

        We are subject to Section 490.1110 of the IBCA which prohibits certain "business combination" transactions between an Iowa corporation and any "interested shareholder" for a period of three years after the date on which such shareholder became an interested shareholder, unless:

  •
  the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

  •
  on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested shareholder.

        Section 490.1110 defines "business combination" to include:

  •
  a merger or consolidation involving the corporation and any interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

  •
  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

  •
  any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

        In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

        Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on shareholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a shareholder or group of shareholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.

        The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our shareholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition of our common stock by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest or disqualified person with respect to the ERISA Plan solely by reason of providing services to the ERISA Plan or a relationship with such a service provider, provided that neither the person transacting with the ERISA Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition of our common stock or that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, our common stock should not be purchased by any person investing "plan assets" of any Plan, unless such purchase will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        By acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire our common stock constitutes assets of any Plan or (ii) the acquisition of our common stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of our common stock.

        The sale of our common stock to a Plan is in no respect a representation by the Company, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

 U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
OF COMMON STOCK

        The following discussion is a summary of U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock by a Non-U.S. Holder (as defined below) that acquires our common stock in this offering and holds our common stock as a capital asset (generally, property held for investment). This summary does not cover all aspects of U.S. federal income taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular circumstances. In addition, this summary does not describe the impact of the Medicare surtax on net investment income or the U.S. federal income tax consequences applicable to a Non-U.S. Holder that is subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, certain former citizens and former long-term residents of the United States, a "controlled foreign corporation," a "passive foreign investment company," a partnership or other "pass through" entity or an investor in any such entity, a tax-exempt organization, a bank or other financial institution, or a broker, dealer or trader in securities.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership (or any other entity or arrangement treated as a partnership for such purposes) and is not any of the following:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (1) whose administration is subject to the primary supervision of a United States court and that has one or more "United States persons" (within the meaning of the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        This summary is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, judicial opinions, rulings and pronouncements of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect or in existence on the date hereof. These authorities may change or be subject to differing interpretations, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address any other U.S. federal tax considerations (such as estate or gift tax) or any state, local or non-U.S. tax considerations. Each prospective holder of our common stock is urged to consult its tax advisor about the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of our common stock in light of its own particular circumstances.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner of that partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership, and a partner in such a partnership, that holds our common stock is urged to consult its tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Common Stock

        In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the Non-U.S. Holder's tax basis in our common stock, and, to the extent such portion exceeds the Non-U.S. Holder's tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under "Sales, Exchanges or Other Taxable Dispositions of Common Stock."

        The gross amount of dividends paid to a Non-U.S. Holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, where required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), however, are not subject to this withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person as defined in the Code. In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional "branch profits tax" at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, on the Non-U.S. Holder's earnings and profits that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, subject to adjustments.

        A Non-U.S. Holder that wishes to claim the benefit of an applicable income tax treaty for dividends will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-U.S. partnership or non-U.S. intermediary, the non-U.S. partnership or non-U.S. intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations.

        A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sales, Exchanges or Other Taxable Dispositions of Common Stock

        Subject to the discussion below regarding backup withholding and the discussion below under "Additional Withholding Requirements," a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, the gain is attributable to such Non-U.S. Holder's permanent establishment or fixed base in the United States;

  •
  such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition and certain other conditions are satisfied; or

  •
  we are or have been a "United States real property holding corporation," as such term is defined in section 897(c) of the Code, at any time during the shorter of (1) the five-year period ending on the date of disposition or (2) the Non-U.S. Holder's holding period for our common stock. As long as our common stock is regularly traded on an established securities market, within the meaning of section 897(c)(3) of the Code, these rules will apply only to a Non-U.S. Holder who actually or constructively holds or has held more than 5% of our common stock at any time during the shorter of the two periods mentioned above. Although there can be no assurances, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

        Gain that is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States and, where required by an applicable income tax treaty, is attributable to such Non-U.S. Holder's permanent establishment or fixed base in the United States, will be subject to tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a United States person as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to the branch profits tax described above. An individual Non-U.S. Holder present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition (and who satisfies certain other conditions) will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

        The applicable withholding agent with respect to a Non-U.S. Holder must generally report annually to the IRS and to such Non-U.S. Holder the amount of dividends paid to such Non-U.S. Holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or tax information exchange agreement.

        Payments of dividends in respect of, or proceeds on the disposition of, our common stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding unless such Non-U.S. Holder establishes an exemption, for example by properly certifying that such Non-U.S. Holder is not a United States person as defined under the Code on a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or another appropriate version of Form W-8 (provided that the payor does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Holder will reduce the Non-U.S. Holder's U.S. federal income tax liability. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided the required information is timely furnished to the IRS. A Non-U.S. Holder is urged to consult its tax advisor regarding the application of the information reporting and backup withholding rules.

Additional Withholding Requirements

        Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, our common stock held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of, and, after December 31, 2016, gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the payor that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the payor will in turn generally be required to provide to the IRS. We will not pay any additional amounts to holders of our common stock in respect of any amounts withheld. A Non-U.S. Holder is urged to consult its tax advisor regarding the possible implications of these rules on its investment in our common stock.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement, each underwriter named below, for whom RBC Capital Markets, LLC and J.P. Morgan Securities LLC are acting as representatives, has severally agreed to purchase from us and the forward counterparty (or its affiliate as the forward counterparty's agent) the number of shares of our common stock set forth opposite such underwriter's name at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and we and the forward counterparty have agreed to sell to that underwriter the number of shares of our common stock set forth opposite that underwriter's name at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement.

Name	Number of Shares
RBC Capital Markets, LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
FBR Capital Markets & Co.
Raymond James & Associates, Inc.
SunTrust Robinson Humphrey, Inc.
Sandler O'Neill & Partners, L.P.

Total	8,600,000

        The underwriters are offering the shares of our common stock subject to their acceptance of the shares of our common stock from us or the forward counterparty (or its affiliate as the forward counterparty's agent). The underwriting agreement provides that the obligations of the underwriters to purchase the shares of our common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of our common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares of our common stock described below, if any of these shares are purchased.

        We have been advised by the underwriters that they propose to offer the shares of our common stock to the public at the public offering price per share set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $            per share under the public offering price. After the public offering, the underwriters may change the offering price and other selling terms.

Option to Purchase Additional Shares

        The underwriters have been granted an option to purchase up to 1,290,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward counterparty or its affiliate and/or, in certain circumstances, us, at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and the amount of any dividends or distributions declared by us and payable on the shares initially sold by us and/or the forward counterparty in this offering but not payable on these additional shares, subject to the provisions in the following paragraph.

        If the underwriters exercise their option to purchase additional shares, we will enter into an additional forward sale agreement with the forward counterparty in respect of the number of shares subject to such exercise. If (i) certain conditions to the effectiveness of the applicable forward sale agreement have not been satisfied or we have not performed all of our obligations under the underwriting agreement relating to the offering, and, as a result, the forward counterparty elects not to borrow and sell such number of shares of our common stock, (ii) the forward counterparty or its affiliate is unable to borrow and sell, on the anticipated closing date of such option to purchase additional shares, such number of shares of our common stock in respect of which such option was exercised, or (iii) the forward counterparty determines in its commercially reasonable judgment either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then the number of shares of our common stock underlying such forward sale agreement and the number of shares of our common stock to be sold by the forward counterparty or its affiliate will be reduced to such number of shares of our common stock that the forward counterparty or its affiliate borrows and sells on the anticipated closing date of such option to purchase additional shares, and we will issue and sell a number of shares equal to the number of shares of our common stock in respect of which such option was exercised.

        If any additional shares of our common stock are purchased by the underwriters pursuant to the exercise of such option, the underwriters will offer the additional shares of our common stock on the same terms as those on which the initial shares of our common stock are offered.

Discounts and Expenses

        The underwriting discounts and commissions per share are equal to the public offering price per share less the amount per share paid by the underwriters to us and the forward counterparty or its affiliate. The underwriting discounts and commissions are approximately        % of the public offering price. The underwriters will receive the following underwriting discounts and commissions, assuming either no exercise or full exercise by the underwriters of their option described above:

Total
	Per share	Without Exercise of Option	With Full Exercise of Option
Discounts and commissions paid to underwriters	$	$	$

        If we physically settle in whole the forward sale agreement based upon the initial forward sale price, we expect to receive net proceeds of approximately $            (including the proceeds we receive from the issuance and sale by us of the 4,300,000 shares of our common stock we are offering, and assuming that the underwriters have not exercised their option to purchase additional shares of our common stock and after deducting the underwriting discounts and commissions and the estimated expenses related to the offering and the forward sale agreement), subject to certain adjustments as described below.

        In addition, we estimate that the total expenses relating to this offering and the forward sale agreement, excluding underwriting discounts and commissions, will be approximately $            . The underwriters have agreed to reimburse us for certain expenses in connection with this offering.

Indemnification

        We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the underwriters may be required to make because of any of those liabilities, and to reimburse the underwriters for certain expenses.

Listing

        Our common stock is listed on the NYSE under the symbol "AEL."

Forward Sale Agreement

        We have entered into a forward sale agreement with Royal Bank of Canada as the forward counterparty relating to an aggregate of 4,300,000 shares of our common stock. If (i) certain conditions to the effectiveness of the forward sale agreement have not been satisfied or we have not performed all of our obligations under the underwriting agreement relating to the offering, and, as a result, the forward counterparty elects not to borrow and sell such number of shares of our common stock, (ii) the forward counterparty or its affiliate is unable to borrow and sell, on the anticipated closing date of this offering, such number of shares of our common stock, or (iii) the forward counterparty determines in its commercially reasonable judgment either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then the number of shares of our common stock underlying the forward sale agreement and the number of shares of our common stock to be sold by the forward counterparty or its affiliate will be reduced to such number of shares of our common stock that the forward counterparty or its affiliate borrows and sells on the anticipated closing date of this offering, and we will issue and sell a number of shares equal to the number of shares that the forward counterparty or its affiliate does not borrow and sell on the closing date of this offering.

        We will not initially receive any proceeds from the sale by the forward counterparty or its affiliate of shares of our common stock to the underwriters. The forward sale agreement generally provides for settlement on one or more settlement dates specified by us under the forward sale agreement within 12 months after the date of this prospectus supplement, subject to acceleration by the forward counterparty upon the occurrence of certain events. On any settlement date, if we decide to physically settle the forward sale agreement, then we will issue and deliver shares of our common stock to the forward counterparty at the then-applicable forward sale price. The forward sale price will initially be $            per share, which is the public offering price per share of our common stock less the underwriting discount per share, as shown on the cover page of this prospectus supplement. The forward sale agreement provides that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the forward sale agreement. The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread. The forward sale price may also be decreased if the cost to the forward counterparty of borrowing shares of our common stock over a one-month period from third parties exceeds a specified amount.

        Except under certain circumstances, including those described below, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by physical settlement of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement, except if, upon the occurrence of certain events, the forward counterparty elects to accelerate settlement of the forward sale agreement, as discussed below. For example, we may cash settle or net share settle if we have no current use for all or a portion of the proceeds we would receive upon physical settlement. If we elect cash or net share settlement, we would expect the forward counterparty or one of its affiliates to purchase shares of our common stock in open market transactions over a period of time for delivery to stock lenders in order to close its short position (after taking into account, in the case of net share settlement, the shares, if any, that we would be required to deliver to the forward counterparty) and, if applicable in connection with net share settlement, to deliver shares to us. In connection with cash or net share settlement, if the price at which the forward counterparty or its affiliate purchases shares of our common stock in the open market exceeds the applicable forward sale price, then we would have to:

  •
  in the case of cash settlement, pay to the forward counterparty a cash amount equal to the difference; or

  •
  in the case of net share settlement, deliver to the forward counterparty a number of shares of our common stock having a market value equal to the difference.

        Conversely, in connection with cash or net share settlement, if the price at which the forward counterparty or its affiliate purchases shares of our common stock in the open market is less than the applicable forward sale price, then the forward counterparty would have to:

  •
  in the case of cash settlement, pay to us a cash amount equal to the difference; or

  •
  in the case of net share settlement, deliver to us a number of shares of our common stock having a market value equal to the difference.

        Purchases of our common stock in open market transactions by the forward counterparty or its affiliate in connection with cash or net share settlement could increase the trading price (or prevent a decrease over time) of our common stock. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares of our common stock, in the case of net share settlement, we would owe, if any, to the forward counterparty upon settlement of the forward sale agreement. Such purchases could also decrease the amount of cash that the forward counterparty owes us, in the case of cash settlement, or decrease the number of shares of our common stock that the forward counterparty is obligated to deliver to us, in the case of net share settlement.

        The forward counterparty will have the right to accelerate the forward sale agreement (with respect to all or any portion of the transaction under the forward sale agreement that the forward counterparty determines is affected by such event) and require us to settle on a date specified by the forward counterparty if:

  •
  in its commercially reasonable judgment, it or its affiliate either;

  o
  is unable to hedge its exposure under the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by lenders; or

  o
  would incur a cost to borrow shares of our common stock to hedge its exposure under the forward sale agreement that exceeds a specified threshold;

  •
  we declare any distribution, issue or dividend to existing holders of our common stock during the term of the forward sale agreement and payable in either:

  o
  cash in excess of a specified amount;

  o
  securities of another company acquired or owned by us as a result of a spin-off or other similar transaction; or

  o
  any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the forward counterparty;

  •
  certain ownership thresholds applicable to the forward counterparty are exceeded;

  •
  certain "Events of Default" or "Termination Events" (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by us under the forward sale agreement or certain bankruptcy or insolvency events relating to us; or

  •
  an event is announced that, if consummated, would result in an "Extraordinary Event" (as defined in the forward sale agreement), including, among other things, certain mergers and tender offers, a change in law and certain events involving our nationalization or the delisting of our common stock, or the forward counterparty otherwise has the right to terminate the forward sale agreement as a result of an Extraordinary Event.

        A decision by the forward counterparty to accelerate settlement of the forward sale agreement would be made regardless of our interests, including our need for capital, and could result in dilution to our earnings per share and return on equity. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the forward sale agreement.

        The above description of the forward sale agreement is only a summary. We will file a copy of the forward sale agreement with the SEC as an exhibit to a current report on Form 8-K that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part. We refer you to that copy of the forward sale agreement for a more complete description of its terms.

No Sales of Similar Securities

        Each of our executive officers and management directors has agreed with the underwriters, for a period of 60 days after the date of this prospectus supplement, subject to limited exceptions, not to offer, sell or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock owned by them, without the prior written consent of the representatives. We have also agreed with the underwriters, for a period of 60 days after the date of this prospectus supplement, subject to limited exceptions, not to sell or issue any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock without the prior written consent of the representatives.

        The representatives may, in their discretion and at any time without notice, release all or any portion of the securities subject to these agreements.

Underwriter Activities

        The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

        In connection with the offering, the underwriters may purchase and sell our shares in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

        Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of our shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters' option.

        Naked short sales are any sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

        Stabilizing transactions consist of various bids for or purchases of our shares made by the underwriters in the open market prior to the completion of the offering.

        The representatives may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short-covering transactions.

        Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our shares. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Electronic Prospectus

        A prospectus in electronic format may be available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their respective affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by any underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or such underwriter in its capacity as underwriter and should not be relied upon by investors.

Relationship with Underwriters and Forward Counterparty

        The underwriters, the forward counterparty and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

        The underwriters, the forward counterparty and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time-to-time for which they have received customary fees and reimbursement of expenses and may, from time-to-time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. An affiliate of J.P. Morgan Securities LLC, one of the underwriters, acts as administrative agent and a lender under our existing revolving credit facility. Affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc., each an underwriter, also act as lenders under our existing revolving credit facility. One or more underwriters or their respective affiliates may hold, from time to time, our September 2015 Notes for their own accounts or for the accounts of their customers. An affiliate of J.P. Morgan Securities LLC also acts as trustee under certain of our subordinated debentures.

        In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, may provide letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and act as our and our subsidiaries' counterparties to various swaps, hedges and other derivative transactions. For example, affiliates of RBC Capital Markets, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. act as counterparties for certain of our outstanding call options and affiliates of J.P. Morgan Securities LLC act as counterparties for the hedging arrangements related to our September 2015 Notes.

        In the ordinary course of their various business activities, the underwriters, the forward counterparty and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

        The underwriters may arrange to sell the shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Notice to Prospective Investors in Australia

        This prospectus supplement and the accompanying prospectus are not formal disclosure documents and have not been, nor will be, lodged with the Australian Securities and Investments Commission. They do not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

        The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

        This prospectus supplement and the accompanying prospectus do not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement and the accompanying prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in

Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), no offer to the public has been or will be made of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in that Relevant Member State, except that, with effect from and including the Relevant Implementation Date, an offer to the public of shares in that Relevant Member State may be made in circumstances where such offer shall not result in a requirement for us, any underwriter or the forward counterparty to publish a prospectus pursuant to Article 3 of the Prospectus Directive, provided that the shares can otherwise be lawfully marketed or sold in compliance with the applicable rules and regulations of each such Relevant Member State. See also the section below headed "Notice to Prospective Investors in the United Kingdom".

        This prospectus supplement and the accompanying prospectus do not constitute a "prospectus" for the purposes of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public", or any similar expression, in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for such shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Qatar

        The shares described in this prospectus supplement and the accompanying prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement and the accompanying prospectus are intended for the original recipient only and must not be provided to any other person. This prospectus supplement and the accompanying prospectus are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 2289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

        The distribution of shares in Switzerland will be exclusively made to, and directed at, regulated qualified investors (the "Regulated Qualified Investors"), as defined in Article 10 (3)(a) and (b) of the Swiss Collective Investment Schemes Act of 23 June 2006, as amended ("CISA"). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (FINMA) and no Swiss representative or paying agent has been or will be appointed in Switzerland. This Prospectus Supplement and/or any other offering materials relating to the shares may be made available in Switzerland solely to Regulated Qualified Investors.

Notice to Prospective Investors in the United Arab Emirates

        This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

        The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement, the accompanying prospectus and any investment activity to which it relates, is available only to and will be engaged in only with persons in the United Kingdom to whom it may lawfully be communicated pursuant to an exemption from section 21 of the Financial Services and Markets Act 2000 (any such person being referred to as a "relevant person"). This document may not be acted or relied on in the United Kingdom by anyone who is not a relevant person.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement and accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of common stock to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective counterparties of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

        This prospectus supplement and the accompanying prospectus are not, and under no circumstance are to be construed as, an advertisement or a public offering of the securities offered hereby in Canada or any province or territory thereof. Any offer or sale of the securities in Canada will be made only pursuant to an exemption from the requirements to file a prospectus with the relevant Canadian securities regulators and only by a dealer properly registered under applicable provincial securities laws or, alternatively, pursuant to an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.

LEGAL MATTERS

        Certain legal matters in connection with the offering of the common stock will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois. Certain legal matters with respect to the validity of the shares of common stock being offered hereby will be passed upon for us by William R. Kunkel, Executive Vice President and General Counsel of American Equity Investment Life Holding Company. Mr. Kunkel is a full-time employee of our company. Mr. Kunkel owns shares of our common stock, beneficially and as a participant in various employee benefit plans, and owns options to purchase shares of our common stock. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements (and schedules) of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

American Equity
Investment Life Holding Company

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

American Equity Capital Trust V
American Equity Capital Trust VI

Trust Preferred Securities Fully and Unconditionally
Guaranteed by American Equity Investment Life Holding Company

          We may offer, issue and sell, together or separately, from time to time:

  •
  debt securities, which may be senior debt securities or subordinated debt securities;

  •
  shares of our preferred stock;

  •
  shares of our common stock;

  •
  depositary shares representing an interest in our preferred stock;

  •
  warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

  •
  stock purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, trust preferred securities, other property of American Equity Investment Life Holding Company or securities of an entity unaffiliated with American Equity Investment Life Holding Company, a basket of such securities or any combination of the above; and

  •
  stock purchase units, each representing ownership of a stock purchase contract and debt securities, trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase our common stock or other securities under the stock purchase contracts.

          American Equity Capital Trust V and American Equity Capital Trust VI are Delaware statutory trusts. The trusts may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

          Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

          We and the trusts may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

          Our common stock is listed on the New York Stock Exchange under the trading symbol "AEL." Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

          This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

          Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission. See "Risk Factors" on page 2.

          None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is September 28, 2012

ABOUT THIS PROSPECTUS

        This prospectus is part of a joint registration statement filed by American Equity Investment Life Holding Company, American Equity Capital Trust V and American Equity Capital Trust VI with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the trusts may offer, which is not meant to be a complete description of each security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        All references to "we," "us," "our," the "company" or "American Equity" in this prospectus are to American Equity Investment Life Holding Company. References in this prospectus to the "trusts" refer to American Equity Capital Trust V and American Equity Capital Trust VI.

FORWARD-LOOKING STATEMENTS

        This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the SEC, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

i

        Factors that could contribute to these differences include, among other things:

  •
  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in impairments and other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

  •
  customer response to new products and marketing initiatives;

  •
  changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

  •
  increasing competition in the sale of annuities;

  •
  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

  •
  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

        You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

ii

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

        We are a full service underwriter of fixed annuity and life insurance products through our wholly-owned life insurance subsidiaries, American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York, and Eagle Life Insurance Company. Our business consists primarily of the sale of fixed index and fixed rate annuities and, accordingly, we have only one business segment. Our business strategy is to focus on our annuity business and earn predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 50 states and the District of Columbia.

        Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

THE TRUSTS

        We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named American Equity Capital Trust V and American Equity Capital Trust VI.

        We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

        Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

  •
  issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

  •
  issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in a specified series of our debt securities; and

  •
  engage in other activities only as are necessary, convenient or incidental to the above two purposes.

        Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

        We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

        We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

        Each trust will have a term of 55 years but may end earlier if its declaration so provides.

        We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

        The principal place of business of each trust is c/o American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, IA 50266. The telephone number is (515) 221-0002.

        The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees' duties and obligations will be governed by the declaration of their respective trust. Each trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective trust.

        Each trust will include the following trustees:

  •
  at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

  •
  at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms described in an applicable prospectus supplement; and

  •
  at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust's property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

        The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank National Association and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19809.

RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled "Where You Can Find More Information." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest sensitive and index product benefits and amortization of deferred sales inducements, interest expense on notes payable, interest expense on subordinated debentures, interest expense on amounts due under repurchase agreements and other interest expense.

        We did not have any preferred stock outstanding for the periods presented, and therefore the ratio of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented below.

Ratio of Earnings to Fixed Charges—Including Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	1.1x	1.1x	1.1x	1.2x	1.3x	1.1x

Ratio of Earnings to Fixed Charges—Excluding Interest Sensitive and Index Product Benefits
and Amortization of Deferred Sales Inducements

        The following table sets forth our ratio of earnings to fixed charges excluding interest sensitive and index product benefits and amortization of deferred sales inducements. This ratio is presented here to reflect the effect of excluding interest sensitive and index product benefits and amortization of deferred sales inducements, which we believe are not indicative of interest expense related to amounts borrowed. Interest sensitive and index product benefits and amortization of deferred sales inducements do not require cash outlays unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expenses as operating expenses and treat them as such in our consolidated statements of operations.

		Year Ended December 31,
	Six Months Ended June 30, 2012
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	3.1x	3.9x	2.7x	3.7x	2.6x	1.6x

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units, trust preferred securities and trust guarantees that we and/or the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the "indentures." Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

        The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

        We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

        Additionally , the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary's creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination."

        The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

        We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any additions to the events of default or our covenants with respect to the applicable series of debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange such debt securities into other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  the depositary for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

        Under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all our capital lease obligations;

  •
  all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

  •
  all our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

        Senior indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

  •
  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

        In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

        If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

        The following restrictive covenant shall apply to each series of senior debt securities:

        Limitations on Dispositions of Stock of Certain Subsidiaries.    So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

  •
  American Equity Investment Life Insurance Company;

  •
  American Equity Investment Life Insurance Company of New York;

  •
  any successor to substantially all of the business of American Equity Investment Life Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

  •
  any corporation (other than us) having direct or indirect control of American Equity Investment Life Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

        Except for, in each case:

  •
  a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

  •
  a sale or other disposition of shares which are "directors' qualifying shares;"

  •
  a sale or other disposition of all of such stock for at least fair value (as determined by our board of directors acting in good faith); or

  •
  a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has

  •
  expressly assumed by supplemental indenture all the obligations of us under the debt securities, the indentures, and any guarantees of preferred securities or common securities issued by the trusts;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        The following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal of (or premium, if any) any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

  •
  certain defaults with respect to our debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

  •
  certain events of bankruptcy, insolvency or reorganization of us.

        If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

        We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

        We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

        We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

        With the Consent of Securityholders.    We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

        However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

  •
  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

  •
  reduce the requirements contained in the indentures for quorum or voting; or

  •
  modify any of the above provisions.

        If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities of the applicable trust have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities of the applicable trust has consented to the supplemental indenture.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

        Without the Consent of Securityholders.    In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

  •
  to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to the covenants of us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

  •
  to make any change that does not adversely affect the rights of any securityholder in any material respect;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or to add to the rights of the holders of any series of debt securities;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures; or

  •
  to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of us under the indentures.

Payment and Paying Agents

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

  •
  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

        The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Iowa Business Corporation Act (the "IBCA"), our articles of incorporation, as amended (our "amended articles of incorporation"), and our amended and restated bylaws (our "bylaws").

        Our authorized capital stock consists of 202,000,000 shares, of which 200,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of September 21, 2012, we had issued and outstanding 62,799,591 shares of common stock and no shares of preferred stock.

Common Stock

        Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

        In 2011 and 2010, we paid an annual cash dividend of $0.12 and $0.10, respectively, per share on our common stock. We intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. However, we anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

        Since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries' ability to make distributions of cash or property to us. Financial covenants under our existing or future loan agreements and reinsurance agreements, or provisions of the laws of the states where we or our subsidiaries are organized, may limit our subsidiaries' ability to make sufficient distributions to us to permit us to pay cash dividends on our common stock.

        As of September 21, 2012, there were approximately 9,800 holders of our common stock.

Preferred Stock

        We are authorized to issue up to 2,000,000 shares of preferred stock. Our amended articles of incorporation authorize our board, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Options

        As of September 21, 2012, (a) options to purchase a total of 5,906,950 shares of common stock were outstanding and (b) up to 4,896,893 additional shares of common stock may be subject to options granted in the future. All of the options contain standard anti-dilution provisions.

Trust Preferred Securities

        Our subsidiary trusts have issued fixed rate and floating rate trust preferred securities and the trusts have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The terms of the preferred securities issued by each trust parallel the terms of the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities.

        Following is a summary of subordinated debt obligations to the trusts at December 31, 2011 and 2010:

	2011	2010	Interest Rate	Due Date
	(Dollars in thousands)
American Equity Capital Trust I*	$22,893	$22,893	8%	September 30, 2029
American Equity Capital Trust II	$76,090	$75,932	5%	June 1, 2047
American Equity Capital Trust III	$27,840	$27,840	**LIBOR + 3.90%	April 29, 2034
American Equity Capital Trust IV	$12,372	$12,372	**LIBOR + 4.00%	January 8, 2034
American Equity Capital Trust VII	$10,830	$10,830	**LIBOR + 3.75%	December 14, 2034
American Equity Capital Trust VIII	$20,620	$20,620	**LIBOR + 3.75%	December 15, 2034
American Equity Capital Trust IX	$15,470	$15,470	**LIBOR + 3.65%	June 15, 2035
American Equity Capital Trust X	$20,620	$20,620	**LIBOR + 3.65%	September 15, 2035
American Equity Capital Trust XI	$20,620	$20,620	**LIBOR + 3.65%	December 15, 2035
American Equity Capital Trust XII	$41,238	$41,238	**LIBOR + 3.50%	April 7, 2036

	$268,593	$268,435

*
All outstanding trust preferred securities and trust common securities were either converted into shares of our common stock at the election of the holder or redeemed by American Equity Capital Trust I on July 10, 2012.

**
—three month London Interbank Offered Rate

        American Equity Capital Trust I issued 865,671 shares of 8% trust preferred securities, of which 2,000 shares were held by one of our subsidiaries. All outstanding trust preferred securities and trust common securities were either converted into shares of our common stock at the election of the holder or redeemed by American Equity Capital Trust I on July 10, 2012.

        The principal amount of the subordinated debentures issued by us to American Equity Capital Trust II ("Trust II") is $100.0 million. These debentures were assigned a fair value of $74.7 million at the date of issue (based upon an effective yield-to-maturity of 6.8%). The difference between the fair value at the date of issue and the principal amount is being accreted over the life of the debentures.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Section 490.202 of the IBCA permits a corporation to include a provision in its articles of incorporation permitting or making obligatory the indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except liability for (i) the receipt of a financial benefit to which the person is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) unlawful distributions to shareholders, or (iv) an intentional violation of criminal law.

        Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

        Our amended articles of incorporation also provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

  •
  the amount of a financial benefit received by a director to which the director is not entitled;

  •
  an intentional infliction of harm on the company or its shareholders;

  •
  an unlawful distribution to shareholders; and

  •
  an intentional violation of criminal law.

        Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

        Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Amended Articles of Incorporation and Bylaws Provisions

        Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

        Classified Board of Directors.    Our amended articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

        Notice Procedures.    Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

        Shareholder Meetings.    Our bylaws provide that special meetings may be called only by the board of directors or shareholders owning at least 50% of all the votes entitled to be cast on any issue proposed at the special meeting.

        Authorized but Unissued or Undesignated Capital Stock.    Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors' authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

        We are subject to Section 490.1110 of the IBCA which prohibits certain "business combination" transactions between an Iowa corporation and any "interested shareholder" for a period of three years after the date on which such shareholder became an interested shareholder, unless:

  •
  the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

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  on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders' meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation's voting stock other than shares held by the interested shareholder.

        Section 490.1110 defines "business combination" to include:

  •
  a merger or consolidation involving the corporation and any interested shareholder;

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  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

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  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

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  any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

        In general, an "interested shareholder" is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. "Person" means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

        Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of "poison pills" which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation's outstanding shares.

        The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

        We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as the case may be.

        We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

        The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends, and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed,

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  each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

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  there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

        Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.

Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants,

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  the debt securities for which the debt warrants are exercisable,

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  the aggregate number of the debt warrants,

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  the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

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  the procedures and conditions relating to the exercise of the debt warrants,

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  the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

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  the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

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  the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

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  the maximum or minimum number of the debt warrants that may be exercised at any time,

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  whether the debt warrants are issued in registered or bearer form,

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  information with respect to book entry procedures, if any,

  •
  if applicable, a discussion of material United States federal income tax considerations,

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  any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

  •
  the terms of the securities that may be purchased upon exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

  •
  the title of the warrants,

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  the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

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  the aggregate number of the warrants,

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  the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

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  the procedures and conditions relating to the exercise of the warrants,

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  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

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  the date, if any, on and after which the warrants and the related securities will be separately transferable,

  •
  the date on which the right to exercise the warrants commences and the date on which the right will expire,

  •
  the maximum or minimum number of warrants that may be exercised at any time,

  •
  if applicable, a discussion of material United States federal income tax considerations, and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

        We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

        We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

        The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

        This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

        Specified terms and provisions of the trust preferred securities and related trust guarantees are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantees, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantees for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantees. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust and forms of trust guarantees are filed as exhibits to the registration statement of which this prospectus is a part.

Trust Preferred Securities

        Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

        The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

        Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

  •
  the distinctive designation of trust preferred securities;

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  the number of trust preferred securities issued by the trust;

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  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

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  whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

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  the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

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  the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

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  the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

  •
  the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

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  the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

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  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

        Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under "—Trust Guarantees." The trust guarantees, when taken together with our obligations under such debt securities, the indenture under which such debt securities are issued and the applicable declaration, will provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities, to the extent described below under "—Trust Guarantees." No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

        The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

        Modification of the Declaration.    We are restricted in our ability to modify the declaration. The following is a summary of the provisions with respect to amendments to the declaration. No amendment to the declaration may be made:

  •
  unless, in the case of any proposed amendment, the property trustee shall have first received an officers' certificate from each of the trust and the sponsor that such amendment is permitted by,

    and conforms to, the terms of the declaration (including the terms of securities issued thereunder);

  •
  unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the property trustee, the property trustee shall have first received:

  •
  an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

  •
  an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder); and

  •
  to the extent the result of such amendment would be to:

  •
  cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

  •
  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

        At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

        The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

        The provisions of the declaration governing the sponsor's purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The rights of the holders of the trust common securities under the declaration to increase or decrease the number of, and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

  •
  cure any ambiguity;

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  correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

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  add to the covenants, restrictions or obligations of the sponsor;

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  conform to any change in Rule 3a-5 under the Exchange Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

  •
  cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

        Enforcement of Certain Rights by Holders of Preferred Securities.    If an event of default occurs, and is continuing, under the declaration of either trust, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

  •
  direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

        If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantees

        General.    We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

        The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

  •
  any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

  •
  the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

  •
  upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

        Subordination.    Our obligation under each guarantee to make the guarantee payments will be an unsecured obligation of us and will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

  •
  equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to all of our common stock.

        If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

        Each guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

        Covenants of American Equity.    In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

  •
  declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

  •
  make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

  •
  make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

        However, even during such circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

  •
  purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  declare common stock dividends or distributions in our common stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

        Amendment and Assignment.    Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

        Termination of the Trust Guarantees.    Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

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  full payment of the redemption price of all trust preferred securities;

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  distribution of our debt securities held by the trust to the trust preferred securities holders; or

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  full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

        Each guarantee provides that an event of default under a guarantee occurs upon our failure to perform any of our obligations under the applicable guarantee.

        Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

        If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity.

        Governing Law.    Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

        The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

        We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder's obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the stock purchase contracts.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts or stock purchase units.

        The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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  whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the stock purchase contracts are to be prepaid or not;

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  whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

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  whether the stock purchase contracts will be issued in fully registered or global form; and

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  any other terms of the stock purchase contracts.

 DESCRIPTION OF STOCK PURCHASE UNITS

        We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

        The applicable prospectus supplement may describe:

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  the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

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  whether the stock purchase units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

        We and/or the trusts may sell the securities covered by this prospectus from time to time in one or more transactions, including without limitation:

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  to or through underwriters or dealers;

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  directly to purchasers or to a single purchaser;

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  through agents; or

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  through a combination of any of these methods.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

        We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  any delayed delivery arrangements;

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  the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

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  any securities exchanges on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the trusts, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to such prevailing market prices; or

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  at negotiated prices.

        Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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  on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale; or

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  to or through a market maker otherwise than on such exchanges or quotation or trading services.

        Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Sales through Underwriters or Dealers

        Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we and/or the trusts offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the trusts sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        We and/or the trusts may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.

        We and/or the trusts may sell some or all of the securities covered by this prospectus through:

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  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

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  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Direct Sales and Sales through Agents

        We and/or the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Remarketing Arrangements

        Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

Institutional Purchasers

        We and/or the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification; Other Relationships

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

 LEGAL MATTERS

        Certain legal matters regarding the securities (other than the debt securities, trust preferred securities and trust guarantees) will be passed upon for us by Marla G. Lacey, our Vice President and Associate General Counsel. Ms. Lacey is a full-time employee and officer of our company, and currently owns 4,040 shares of our common stock and holds options to purchase an additional 2,500 shares of our common stock.

        Certain matters of Delaware and New York law relating to the debt securities, trust preferred securities and trust guarantees will be passed upon for us and the trusts by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

EXPERTS

        Our consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

        You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus supplement or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC's website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

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  Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 1, 2012;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 7, 2012;

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 6, 2012;

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  Our Current Report on Form 8-K, dated March 9, 2012, filed on March 14, 2012;

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  Our Current Report on Form 8-K, dated May 31, 2012, filed on June 1, 2012;

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  Our Current Report on Form 8-K, dated June 8, 2012, filed on June 8, 2012;

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  Our Current Report on Form 8-K, dated June 7, 2012, filed on June 11, 2012;

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  Our Current Report on Form 8-K, dated June 27, 2012, filed on June 27, 2012; and

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  The description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K) we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

8,600,000 Shares

American Equity Investment Life Holding Company

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC Capital Markets	J.P. Morgan

Citigroup	FBR	Raymond James	SunTrust Robinson Humphrey

Co-Manager

Sandler O'Neill + Partners, L.P.

                             , 2015